UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2013

Commission File Number 333-157565

RESOURCE EXCHANGE OF AMERICA CORP.
(Exact name of registrant as specified in its charter)

Florida	26-4065800
(State of incorporation)	(I.R.S. Employer Identification No.)

273 Walt Whitman Road, Suite 306
Huntington Station, NY 11746
(Address of principal executive offices)

631-236-9632
 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders

The information in Item 5.03 with respect to the reverse stock split of Resource Exchange of America Corp. (the “Company”) is hereby incorporated by reference.

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 31, 2013, the Company amended its Articles of Incorporation (such amendment, the “Amendment”): (i) to  increase the total authorized shares of common stock, par value $.0001 per share (“Common Stock”) from 250,000,000 shares to 400,000,000 and to additionally authorize a total of 100,000,000 shares of preferred stock, par value $.0001 per share (“Preferred Stock”) which may be issued by the Company, and (ii) to implement a 1 for 100 shares reverse split of its issued and outstanding Common Stock, without affecting the number of the authorized shares of Common Stock (the “Reverse Split”).  As a result of the Reverse Split, the number of outstanding Common Stock decreased from 78,632,792 shares to 7,863,279 shares. Our new CUSIP number which reflects the Reverse Split is 76120U207. A copy of the Amendment is filed herewith as Exhibit 3.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Resource Exchange of America Corp.

Date: January 31, 2013	By:	/s/ Mark Dresner
	Name:	Mark Dresner
	Title:	Chief Executive Officer